UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 29, 2020 (June 26, 2020)

KIMBALL INTERNATIONAL, INC.
__________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47546-2256
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code  (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.05 per share	KBAL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 29, 2020, Kimball International, Inc. (the “Company”) announced that Director Geoffrey L. Stringer has decided to retire from the Company’s Board of Directors (the “Board”) at the end of his current term which expires at the Company's 2020 annual meeting of shareholders on October 27, 2020.

The Company has appointed Scott M. Settersten as an independent member of its Board, effective July 1, 2020. Mr. Settersten will also serve on the Audit Committee and, as a Class III director, will stand for election at the Company’s 2020 annual meeting of shareholders. Mr. Settersten is Chief Financial Officer, Treasurer and Assistant Secretary for Ulta Beauty, Inc. Before assuming the role of CFO at Ulta in 2013, Mr. Settersten held a wide range of senior positions in finance, accounting and investor relations at the company. Previously, Mr. Settersten served for 15 years in various leadership roles at PricewaterhouseCoopers, both in the U.S. and Europe. There are no arrangements or understanding between Mr. Settersten and any other person pursuant to which Mr. Settersten was selected as a director of the Company.

All independent (non-employee) Board members receive annual cash compensation of $75,000 and unrestricted shares of Common Stock valued at an aggregate of approximately $75,000, for annual total compensation valued at approximately $150,000, except that if a non-employee director has met his or her stock ownership guidelines, he or she may choose to reduce the value of unrestricted shares received to no less than $50,000, and receive the remainder in cash compensation. Directors also are reimbursed for travel expenses incurred in connection with attending Board and committee meetings.

Item 7.01 Regulation FD Disclosure
On June 29, 2020, the Company issued a press release announcing the changes to the Company’s Board. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in this Item 7.01, including the related information set forth in the press release attached hereto as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
99.1	Kimball International, Inc. Press Release dated June 29, 2020 and furnished with this Form 8-K
104	Cover Page interactive data file (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Michelle R. Schroeder
MICHELLE R. SCHROEDER Executive Vice President, Chief Financial Officer
Date: June 29, 2020